Careview Communications, Inc. 8-K

Exhibit 99.1

Settlement and LLC Interest Purchase Agreement

This Settlement and LLC Interest Purchase Agreement (the “Agreement”) is made and entered into on January 31, 2017, with an effective date of January 1, 2017, by and between CareView Communications, Inc., a Nevada corporation (“CareView”) and Rockwell Holdings I, LLC, a Wisconsin limited liability company (“Investor”) (each known as a “Party” and collectively as the “Parties”).

WHEREAS, as of November 16, 2009, the Parties entered into a Master Investment Agreement in conjunction with other accompanying documents listed in Schedule A attached hereto;

WHEREAS, the Master Investment Agreement provided that Investor would invest in CareView and provide financing for the installation of the CareView System in two (2) hospitals; namely, AHS Hillcrest Medical Center, LLC, d/b/a Hillcrest Medical Center (“Hillcrest”) and Saline Memorial Hospital (“Saline”);

WHEREAS, the Master Investment Agreement called for the creation of “Project LLC” entities for Hillcrest and Saline and on or around November 16, 2009, the Parties formed CareView-Hillcrest, LLC and CareView-Saline, LLC;

WHEREAS, in exchange for providing the investment and financing, Investor would receive payment on the promissory notes with interest (the “Notes”), an investment interest with interest (the “Preferential Return”), as defined by the Master Investment Agreement, and Common Stock Purchase Warrant for the purchase of 1,151,206 shares of CareView’s Common Stock (the “Warrant”);

WHEREAS, the parties formed CareView-Hillcrest, LLC and CareView-Saline, LLC (collectively “the Project LLCs”), and the Project LLCs each executed a three (3) year Note in favor of Investor pursuant to the terms of the Master Agreement;

WHEREAS, the Note issued by CareView-Hillcrest, LLC matured on May 25, 2013 and has been extended by mutual agreement from time to time to its current maturity date of June 30, 2017;

WHEREAS, the Note issued by CareView-Saline, LLC matured on August 30, 2013 and has been extended by mutual agreement from time to time to its current maturity date of June 30, 2017;

WHEREAS, to date the Project LLCs have made periodic payments on the Notes in the aggregate of $308,939.38 (which includes aggregated principal in the amount of $136,429.21 and aggregated interest in the amount of $172,510.17 through January 31, 2017), the Project LLCs have made periodic payments on the Preferential Return in the aggregate of $308,939.38 (which includes aggregated principal in the amount of $136,429.21 and aggregated interest in the amount of $172,510.17 through January 31, 2017);

WHEREAS, the Project LLCs owe Investor an aggregate of $606,892.92 on the Notes and $606,892.92 on the Preferential Return through January 31, 2017;

WHEREAS, Paragraph 11 of the Master Investment Agreement provides an option whereby CareView may purchase Investor’s interest in the Project LLCs and CareView intends to exercise its rights thereunder;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.	CareView’s Purchase of Investors Interest in the Project LLCs:
(a)	In order that CareView may exercise its option to purchase the Investor’s interest in the Project LLCs pursuant to Paragraph 11 of the Master Investment Agreement, the Parties agree and confirm that the following payment schedule is accurate:

Type of Payment	Hillcrest	Saline	Total
Amount due Investor for Preferential Return including interest as of January 31, 2017	$513,477.51	$93,415.41	$606,892.92
Amount due Investor under Notes including interest as of January 31, 2017	$513,477.51	$93,415.41	$606,892.92
TOTALS	$1,026,955.02	$186,830.82	$1,213,785.84

(b)	Payment: CareView will pay to Investor an aggregate of $1,213,785.84. The Parties agree that this payment represents full and complete payment due to Investor under the terms of the Master Agreement.

i.	CareView will, within fifteen (15) days of the execution of this Agreement, wire to Investor the sum of One Hundred thousand Dollars ($100,000) and will issue a new note to Investor, in the form attached hereto as Exhibit A (the “CareView Note”), for the balance of $1,113,785.84, pursuant to the payment schedule attached hereto as Exhibit B.

ii.	CareView will, effective with the execution of this Agreement, amend the Warrant for the sole purpose of extending the expiration date for an additional five (5) years from the current expiration date.

2.           Rockwell’s Transfer of its Interest in the Project LLCs. Upon receipt of the wire and the CareView Note outlined in 1(b)(i) above, Rockwell will cause its interest in the Project LLCs to be transferred to CareView in accordance with the Interest Transfer Agreement attached hereto as Exhibit C. Rockwell agrees to execute any and all others documents necessary to effect this transfer.

3.           Release and Discharge of Claims. In consideration for the promises and covenants contained herein, Investor irrevocably and unconditionally releases and discharges CareView and all affiliated and related entities, and their respective agents, officers, shareholders, employees, subsidiaries, predecessors, successors and assigns, from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or related to the Master Investment Agreement (“Claims”).

4.           General Release. Investor understands that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, arising from or attributable to the above-referenced matters and disputes with the exception of any future claims relating specifically to the CareView Note and Warrant. Investor acknowledges that any and all rights granted under any other analogous federal or state law or regulation, are hereby expressly waived. Investor further acknowledges that it is aware that after executing this Agreement, it or its agents may discover claims or facts in addition to or different from those that it now knows of with respect to the subject matter of this Agreement, but it is its intention to release all such claims with the exception of any future claims relating specifically to the CareView Note and Warrant.

5.           Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)       The Party has read this Agreement and has had the opportunity to review this Agreement with a licensed lawyer.

(b)       The Party has not entered into this Agreement in reliance upon any statement, representation or warranty, other than the statements made in this Agreement.

(c)       The Party has not made and there has not occurred any assignment, sale, or transfer, by operation of law or otherwise, of any claim, right, or interest released herein, and such Party shall indemnify, defend, and hold harmless all other Parties from any claim, liability, or expense which may be incurred as a result of the assertion of any such claim, right, or interest by any person or by reason of such assignment, sale, or transfer.

(d)       The Party is duly organized, validly existing, and in good standing under the laws of its state of formation and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(e)       The execution, delivery, and performance by the Party of this Agreement have been duly authorized.

(f)       Neither the execution and delivery of this Agreement by the Party, nor compliance with the terms and provisions of this Agreement by the Party violates any law, statute, rule, or regulation of any governmental authority, domestic or foreign, or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, or ruling of any court or governmental agency or authority to which the Party is subject.

6.           Miscellaneous

(a)       Severability: If any provision of this Agreement is held invalid, illegal or unenforceable,

i.       The validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way; and

ii.      The parties shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

(b)       Choice of Law: The laws of the State of Texas shall govern all matters arising out of or relating to this Agreement, including, without limitation, its interpretation, construction, performance, and enforcement.

(c)       Designation of Forum: Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the North District of Texas or in any court of the State of Texas sitting in Denton County.

(d)       Waiver of Right to Contest Jurisdiction: Each party waives, to the fullest extent permitted by law,

i.	Any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in any court of the State of Texas sitting in Denton County, or the United States District Court for the North District of Texas; and

ii.	Any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(e)       Submission to Jurisdiction: Each party to this Agreement submits to the nonexclusive jurisdiction of

i.	The United States District Court for the North District of Texas and its appellate courts, and

ii.	Any court of the State of Texas sitting in Denton County and its appellate courts,

for the purposes of all legal actions and proceedings arising out of or relating to this Agreement.

(f)       Complete Agreement: This Agreement constitutes the final agreement between the Parties. It is the complete and exclusive expression of the Parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations and agreements between the Parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Agreement, neither Party has relied upon any statement, representation, warranty, or agreement of the other Party, except for those expressly contained in this Agreement. There are no conditions precedent to the effectiveness of this Agreement other than those expressly stated in this Agreement.

(g)       Amendments: The parties may amend this Agreement only by a written agreement of the Parties that identifies itself as an amendment to this Agreement.

(h)       Binding Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the stockholders, members, directors, officers, employees, agents, heirs, personal representatives, agents, and assigns of each of the Parties.

(i)       Attorney Fees. Each Party shall bear its own legal expenses relative to entering into this Agreement; however, in the event any controversy or dispute arises out of this Agreement, the prevailing Party shall be entitled to recover reasonable expenses, including, without limitation, attorneys’ fees and costs, actually incurred, from the non-prevailing Party.

(j)       Counterparts; Effectiveness. This Agreement may be executed by the Parties individually or in any combination, in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. In the event that any signature of this Agreement is delivered by facsimile transmission or by e-mail delivery of a Portable Document Format (“PDF”), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original thereof. No Party hereto shall raise the use of a facsimile machine or e-mail delivery of a PDF to deliver a signature to this Agreement or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a PDF as a defense to the formation or enforceability of a contract and each Party hereto forever waives any such defense.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first above written.

CAREVIEW COMMUNICATIONS, INC.

Date:	January 31, 2017	By:	/s/ Steven G. Johnson
Steven G. Johnson
Chief Executive Officer

ROCKWELL HOLDINGS I, LLC

Date:	January 31, 2017	By:	/s/ Matthew Bluhm
Matthew Bluhm
Managing Member

SCHEDULE A

Accompanying Documents Relative to Master Investment Agreement

(all dated November 16, 2009)

Saline Operating Agreement

Hillcrest Operating Agreement

Saline Escrow Agreement

Hillcrest Escrow Agreement

Funding Agreement (for JV LLCs)

Assignment of Project Hospital Contract(s)

Limited Intellectual Property Agreement

Promissory Note(s)

Security Agreement(s)

Services Sub-Contract Agreement

EXHIBIT A

CAREVIEW PROMISSORY NOTE

(See separate document)

EXHIBIT B

PAYMENT SCHEDULE FOR CAREVIEW NOTE

Note: Original transaction amount is $1,213,785.84. $100,000 down payment made with execution of Settlement Agreement. Promissory Note is for $1,113,785.84.

Payment Date	Payment Amount	Principle Balance	Accrued Interest @ 5% per annum	Accrued Interest Balance	Interest Payment Amount

1/31/17		$1,213,785.84
1/31/17	$100,000.00	$1,113,785.84	$—	$—
3/31/17	$100,000.00	$1,013,785.84	$9,134.16	$9,134.16
6/30/17	$100,000.00	$913,785.84	$12,682.46	21,816.62
9/30/17	$100,000.00	$813,785.84	$11,431.46	33,248.08
12/31/17	$100,000.00	$713,785.84	$10,180.46	43,428.54
3/31/18	$100,000.00	$613,785.84	$8,929.46	52,358.00
6/30/18	$100,000.00	$513,785.84	$7,678.46	60,036.46
9/30/18	$100,000.00	$413,785.84	$6,427.46	66,463.92
12/31/18	$100,000.00	$313,785.84	$5,176.46	71,640.38
3/31/19	$100,000.00	$213,785.84	$3,925.46	75,565.84
6/30/19	$100,000.00	$113,785.84	$2,674.46	78,240.30
9/30/19	$100,000.00	$13,785.84	$1,423.46	79,663.76
12/31/19	$13,785.84	$—	$172.46	$—	$79,836.22

EXHIBIT C

INTEREST TRANSFER AGREEMENT

(See separate document)